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                                                                  EXHIBIT 23.2


                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 21, 2000, included in Big Buck Brewery & Steakhouse, Inc.'s Form 10-KSB for the year ended January 2, 2000. We also consent to the use of our name as it appears under the caption "Experts."

                                       /s/ PLANTE & MORAN, LLP

Grand Rapids, Michigan
April 3, 2000